EXHIBIT 10.8
AMENDED AND RESTATED NOTE

$1,000,000	Dated as of May 29, 2005
     FOR VALUE RECEIVED, WINTRUST FINANCIAL CORPORATION, an Illinois corporation (the “Maker”) promises to pay to the order of LASALLE BANK NATIONAL ASSOCIATION, a national banking association (the “Bank”) the principal sum of ONE MILLION DOLLARS ($1,000,000). This Note is issued pursuant to the terms of that certain Loan Agreement dated even date herewith (as amended from time to time, the “Loan Agreement’’) between the Bank and the Maker at the maturity or maturities and in the amount or amounts as stated on the records of the Bank together with interest (computed on actual days elapsed on the basis of a 360 day year) on any and all principal amounts outstanding hereunder from time to time from the date hereof until maturity. Interest shall be payable at the rates of interest and the times set forth in the Loan Agreement. The principal balance, and all accrued interest thereon, shall be due and payable on June 1, 2015.
     This Note shall be available for direct advances.
     Principal and interest shall be paid to the Bank at its office at 135 South LaSalle Street, Chicago, Illinois 60603, or at such other place as the holder of this Note may designate in writing to the Maker. Until all outstanding subordinated indebtedness is paid in full to Bank, this Note may not be prepaid in whole or in part.
     This Note evidences indebtedness incurred under the Loan Agreement dated April 30, 2003 between the Maker and the Bank, to which reference is hereby made for a statement of the terms and conditions under which the due date of the Note or any payment thereon may be accelerated. The holder of this Note is entitled to all of the benefits provided for in the Loan Agreement.
     The Maker agrees that in action or proceeding instituted to collect or enforce collection of this Note, the amount on the Bank’s records shall be conclusive and binding evidence, absent demonstrable error, of the unpaid principal balance of this Note.
     This Note amends and replaces that certain $1,000,000 Note dated April 30, 2003 executed by Maker in favor of the Bank is not payment thereof or a novation.

WlNTRUST FlNANCIAL CORPORATION

By:	David a Dykstra 8/26/05

Its:	Senior EVP & COO